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                                                                    Exhibit 16.1

                                November 14, 2002

Securities and Exchange Commission

450 Fifth Street, N.W.

Washington, D.C. 20549


Commissioners:

         We have read the statements made by Horizon Medical Products, Inc. (copy attached), which we understand will be filed with the Commission, pursuant to Item 4 of Form 8-K, as part of the Company's Form 8-K report dated November 12, 2002. We agree with the statements concerning our Firm in such Form 8-K.

                                          Very truly yours,


                                          PricewaterhouseCoopers LLP

cc:      Mr. William E. Peterson, Jr.
         Ms. Julie F. Lancaster